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                                                                   EXHIBIT 10.29



                                LEASE AGREEMENT

     1. PARTIES. THIS LEASE AGREEMENT (this "Lease"), dated as of October 30, 1997, is between DAVID M. DANIELS, a resident of Harris County, Texas ("Landlord"), and NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation ("Tenant").

     2. PREMISES. For and in consideration of the covenants, agreements and stipulations herein contained, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set out, the building having an address of 5717 Hogue Street, (the "Building"), together with the land upon which the Building is located, more particularly described on Exhibit "A" attached hereto (the "Land"), in Houston, Harris County, Texas, 77087. The Land, the Building, together with landscaping, driveways, sidewalks, service areas, all other improvements, and parking are hereafter collectively called the "Premises." In the event that the Landlord acquires the real property immediately adjacent to and South of the Land, more particularly described on Exhibit A hereto, and any improvements thereon (the "Adjacent Premises"), then immediately upon such date of purchase the Adjacent Premises shall become a part of the Premises and subject to the provisions of this Lease.

     3. TERM. Subject to the other provisions hereof, the term of this Lease shall commence on October 31, 1997, and end on January 31, 2001; provided, however, that after December 31, 1999, in the event Landlord receives a bona fide offer to sell the Premises which offer the Landlord desires to accept, then Landlord may terminate this Lease on 60 days' prior written notice to Tenant (such special right of termination to be in addition to any other termination right granted under this Lease). The term of this Lease is herein called the "Term."

     4. RENT. Tenant shall pay to Landlord, during the Term hereof, without prior notice or demand, as rent for the Premises, in monthly payments, in advance, on the first (1st) day of each month, the amount of $2,900 per month. Upon Landlord's purchase of the Adjacent Premises, the rent due hereunder shall be increased to $3,100 per month. Rent for any period during the Term hereof which is less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable without deduction or offset to Landlord at Landlord's address stated herein or to such other persons or at such other places as Landlord may designate in writing.

     5.  USE.

     5.1 Use. The Premises shall be used and occupied by Tenant for the operation of a fabrication and distribution business or similar use, and for no other purpose without the prior written consent of Landlord.

     5.2 Compliance with Law. Tenant shall, at Tenant's expense, comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the Term hereof, with respect to the Premises

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or regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create a nuisance.

     5.3 Condition of Premises. Except as otherwise provided herein, Tenant hereby accepts the Premises in their AS-IS, WHERE-IS condition, WITH ALL FAULTS as of the Lease commencement date or the date Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby. TENANT ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE, LANDLORD HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE PREMISES OR AS TO THE PRESENT OR FUTURE SUITABILITY OF THE PREMISES FOR THE CONDUCT OF TENANT'S BUSINESS. LANDLORD DISCLAIMS, AND TENANT WAIVES, ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF SUITABILITY, HABITABILITY, MERCHANTABILITY, MARKETABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     6.  MAINTENANCE AND REPAIRS.

     6.1 Landlord's Responsibility. Landlord agrees to maintain the foundation, roof, and structural elements of the improvements on the Premises, including the performance of all repairs to maintain the Premises in substantially the same condition as at the beginning of the Term of this Lease, excepting only reasonable wear and tear arising from proper use thereof. Any damage by acts or omissions of Tenant or its agents, customers, subtenants or invitees shall be paid for by Tenant.

     6.2 Tenant's Responsibility. Tenant agrees to maintain, at its own cost and expense, the non-structural elements of the Premises in a reasonable condition and in no event less than the condition as at the beginning of the Term of this Lease, excepting only reasonable wear and tear arising from proper use thereof, and will make all necessary repairs and maintenance to keep the non-structural elements of the Premises in good order and condition. Tenant will maintain, repair and replace, when necessary, the air conditioning, heating, plumbing, gas and electrical appurtenances and fixtures in the Premises. All outside window breakage, including plate glass, will be repaired by Tenant and Tenant's expense. Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted, with all repairs referred to in this Section to have been made at or before the time of such surrender. Any injury or damage to the Premises caused by or resulting from the act, omission or neglect of Tenant or Tenant's employees, servants, agents, invitees, assignees, or subtenants shall be repaired or replaced by Tenant, or at Landlord's option by Landlord, at the expense of Tenant. If Tenant fails to maintain the Premises or fails to repair or replace any damage to the Premises resulting from the negligence or intentional act of Tenant, its employees, servants, agents, invitees, assignees or subtenants, Landlord may, but shall not be obligated to cause such maintenance, repair or replacement to be done, as Landlord deems necessary,

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and Tenant shall immediately pay to Landlord all costs related thereto. Tenant shall keep the Premises and the Building free from any liens arising from any work performed, materials furnished or obligations incurred by or at the request of Tenant. All persons contracting with Tenant for furnishing or rendering labor or materials in connection with the Premises must look only to Tenant for payment. If any lien is filed against Tenant's leasehold interest of the Premises as a result of action taken by Tenant, Tenant shall discharge or bond around same following written demand from Landlord. If Tenant fails to discharge such lien in a timely manner, then in addition to any other right or remedy of Landlord, Landlord may, at its election, and not earlier than 30 days following the written notice referred to in the preceding sentence, discharge the lien by either paying the amount claimed to be due or by depositing any necessary sums of money with any court or title company or by bonding around such lien. Tenant shall pay the Landlord, upon demand, any amount paid by Landlord for the discharge or satisfaction of any lien and all reasonable expenses incurred by Landlord in connection with such lien.

     7. ALTERATIONS AND ADDITIONS. Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, make any alterations, improvements, additions or installations in, on or about the Premises, except for non-structural alterations not to exceed $30,000.00. In any event, whether or not in excess of $30,000.00, Tenant shall make no structural change or alteration to the exterior of the Premises without Landlord's prior written consent, which consent shall no be unreasonably withheld. Landlord may require that Tenant remove any or all of said alterations, improvements, additions or installations at the expiration of the Term and restore the Premises to their prior condition. Should Tenant make any such alterations, improvements, additions or installations without the prior written consent of Landlord, Landlord may require that Tenant remove any or all of the same. All alterations, improvements, additions and installations (whether or not such installations constitute trade fixtures) shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term (unless Landlord requires their removal as set forth above.)

     8.  INSURANCE.

     8.1 Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in full force during the Term of this Lease, a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Tenant shall cause Landlord to be named as an additional insured under such insurance policy. Such insurance shall be in an amount of not less than $500,000.00 combined single limit, issued by a company or companies reasonably approved by Landlord. Tenant shall deliver to Landlord copies of such insurance or certificates evidencing the existence and amounts of such insurance. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof. If Tenant fails to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same at the expense of Tenant, and Tenant shall pay the cost for same to Landlord upon demand.

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     8.2  Casualty Insurance.  Landlord shall maintain in full force and effect during, the Term of this Lease, or any portion thereof, fire and extended coverage casualty insurance on the Premises, in the amount not less than the amount currently maintained on the date of this Agreement with respect to the Premises, against all perils, included within the classification of fire, extended coverage, vandalism, malicious mischief, flood and special extended perils. Tenant shall pay the cost of such insurance, so long as any increase in the cost thereof for any given year is not unreasonable, and in no event greater than five percent (5%) for any such year. Said insurance shall provide for payment of loss thereunder to Landlord and name Tenant as an additional insured. If the Landlord shall fail to procure and maintain said insurance, Tenant may, but shall not be required to, procure and maintain the same, at the expense of Tenant. If such insurance coverage has a deductible clause, the deductible amount shall not exceed the amount of the current deductible per occurrence, and Tenant shall be liable for such deductible amount. Such policy may also include, at the option of the Landlord, insurance regarding the fixtures, equipment, personal property and Tenant improvements.

     8.3 Waiver of Subrogation. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of such insurance coverage in place or required to be in place, and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof to the extent of such insurance coverage; provided, however, that such release of liability shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof; provided further, that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect. Landlord and Tenant shall use their respective best efforts to obtain such a release and waiver of subrogation from their respective insurance carriers and shall immediately notify the other of any failure to obtain or maintain the same.

     8.4  Waiver of  Liability and Indemnity.  Except as otherwise provided in
Section 16 hereof, Landlord and Landlord's directors, officers, employees and agents shall not be liable to Tenant or any other party for any claims, demands, causes of action, losses, expenses or liabilities of any kind or for any injury to or death of any person or damage to property of Tenant or any other person during the Term of this Lease from any cause, except Landlord's negligence or willful acts for which Landlord is legally liable, occurring in and about the Premises or the Building or as a result of Tenant's occupancy of the Premises. In no event shall Landlord be liable as the result of the acts or omissions of Tenant or any other tenant of the Premises. All personal property upon the Premises shall be at the risk of Tenant only and Landlord shall not be liable for any damage thereto or theft thereof. Tenant shall indemnify and hold Landlord and Landlord's directors, officers, employees and agents harmless from all claims, demands, causes of action, liens, costs,

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damages, expenses and liability whatsoever, including reasonable attorneys' fees
(but excluding claims resulting from the negligence or willful acts of the Landlord for which Landlord is legally liable), arising out of the use and occupancy of the Premises and the Building by Tenant or Tenant's directors, officers, employees, agents, contractors, sub-lessees, invitees and licensees.

     8.5 Certain Notices. In the event any claim is instituted against any party hereto (or its permitted assigns) by any third party relating to the Premises (including without limitation any accident or injury occurring on the Premises), whether or not such claim is covered by insurance or otherwise, or a party hereto learns of the placement of any lien on or against the Premises or any portion thereof during the Term of this Lease, then such party shall inform the other party hereto of the nature of such claim or lien, including providing reasonable detail regarding such claim or lien and whether or not the notifying party reasonably believes such claim is covered by insurance, shall periodically update such other party of the progress of such claim or the status of such lien, and shall promptly provide such other party reasonable evidence of any resolution of such claim or the release of such lien.

     9.  DESTRUCTION OF LEASED PREMISES.

     9.1 Obligation to Rebuild. In the event that some or all of the improvements constituting a part of the Premises are damaged or destroyed, partially or totally, from any cause whatsoever, then, unless Landlord requires otherwise, Tenant shall repair, restore and rebuild the Premises to its condition existing immediately prior to such damage or destruction and this Lease shall remain in full force and effect. Such repair, restoration and rebuilding (all of which are herein called "repair") shall be commenced within a reasonable time after such damage or destruction has occurred, but not to exceed 60 days, and shall be diligently pursued to completion pursuant to plans and specifications, and utilizing such contractor(s) and construction contract(s), as are acceptable to Landlord.

     9.2  Insurance Proceeds.  The proceeds of any insurance maintained under
Section 8.2 hereof shall be made available to tenant for payment of costs and expenses of repair, provided however, that any such proceeds made available to Tenant may be subject to such conditions as Landlord may deem necessary, appropriate or desirable. In the event the insurance proceeds are insufficient to cover the cost of repair, then any amounts required over the amount of the insurance proceeds received that are required to complete said repair shall be paid by Tenant.

     9.3 Abatement of Rent. Notwithstanding the partial or total destruction of the Premises or any part thereof, and notwithstanding whether the casualty is insured or not, this Lease shall continue in effect for the full Term; however, from the date of the casualty to the completion of reconstruction, the monthly rent due hereunder by Tenant to Landlord shall be abated in full or proportionately, as the case may be, during the period in which the Premises are not usable by the Tenant.

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     9.4  Waiver.  Tenant waives the provisions of any statutes which relate to termination of leases when the property leased is destroyed, and agrees that such event shall be governed by the terms of this Lease.

     10. TAXES. Tenant shall pay the real property tax applicable to the Premises and the Building during the Term of this Lease. As used herein, the term "real property tax" shall include any ad-valorem tax or other form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises or the Building by any authority having the direct or indirect power to tax (including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises or the Building as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises or the Building.
Each year during the Term of this Lease, Tenant shall timely pay to Landlord an amount necessary to pay any and all real property taxes assessed against the Premises. Landlord shall provide to Tenant copies of any and all statements from taxing authorities for such real property taxes within fifteen (15) days of receipt of such statements by Landlord. Tenant shall pay to Landlord by personal check, money order or cashier's check the amount necessary to pay any and all such real property taxes no sooner that January 1 but no later than January 15 of each year. If Tenant does not timely pay Landlord for such taxes, Landlord may, at its option, pay such taxes, and Tenant covenants on demand to reimburse and pay Landlord any amount so paid or expended in the payment of the taxes required hereby. Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property leased hereunder or owed by Tenant, as well as all sales and use taxes, franchise taxes and any other taxes applicable to the business operated at the Premises or otherwise owed by Tenant.

     11. UTILITIES. Tenant shall arrange for and pay for all water, sewage, gas, heat, light, power, garbage pick-up, telephone and other utilities and services supplied to or utilized at the Premises, together with any taxes thereon.

     12.  ASSIGNMENT AND SUBLETTING.

     12.1 Sublease or Assignment. Tenant may, without the prior written consent of Landlord, sublet the Premises or any part thereof, or assign this Lease to any party upon notice thereof to Landlord. No such subletting or assignment, however, shall release the Tenant from its obligations under this Lease without the written consent of the Landlord.

     12.2 Tenant's Consent Not Required. Landlord may assign, sell, transfer, mortgage or otherwise transfer or encumber all or any part of Landlord's interest in this Lease or in the Premises at any time during the Term of this Lease without Tenant's consent.

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     12.3  Attornment.  Tenant will, upon request of any person or party succeeding to the interest of Landlord, attorn to such successor in interest without change in the terms or provisions of this Lease, provided such successor in interest agrees not to disturb Tenant's occupancy of the Premises so long as Tenant does not default hereunder.

     13.  DEFAULTS; REMEDIES.

     13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

     a. the vacating or abandonment of the Premises by Tenant; provided, however, that no sublet or assignment by Tenant of all or any portion of the Premises as permitted by Section 12.1 hereof shall be deemed an abandonment or a vacation of the Premises by Tenant and provided further, that Tenant shall not be deemed to be in violation of the provisions of this clause (a) in the event it is then attempting in good faith to find a party to sublet the Premises and it continues to perform its other obligations under this Lease;

     b. the failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as a when due and after ten (10) days written notice of such default is given to Tenant; or

     c. the failure by Tenant to observe or perform any of the non-monetary covenants or provisions of this Lease to be observed or performed by Tenant within thirty (30) days after notice of such default is given to Tenant.

     13.2 Remedies. Upon the occurrence of any such material default or breach by Tenant, Landlord may at any time thereafter, upon thirty (30) days written notice, and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by law as a result of such default or breach:

     a. Terminate Tenant's right to possession of the Premises, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and all occupants and all fixtures and personal property (not owned by Landlord) located in the Premises without being liable for prosecution or any claim for damages therefor; and Tenant shall indemnify and reimburse Landlord for all loss and damage which Landlord may suffer by reason of such termination and removal, whether through inability to relet the Premises or otherwise, including any loss of rent for the remainder of the Term of this Lease.

     b. Terminate this Lease and expel and remove Tenant and all occupants and all fixtures and personal property (not owned by Landlord) located on the Premises, in which event Tenant's event of default should be considered a total breach of Tenant's obligations under this Lease and Tenant shall immediately become liable for

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damages in an amount equal to the total of (i) all reasonable costs of recovering the Premises; (ii) the unpaid rent earned as of the date of termination; (iii) the amount of the excess of the total rent due hereunder and other benefits which Landlord would have received under this Lease for the remainder of the Term hereof, at the rates then in effect, together with all other expenses incurred by Landlord in connection with Tenant's default as of the time of such breach, less the then fair market rental value of the Premises for the remainder of the Term hereof, discounted at the rate of six percent (6%) per annum to the then present value; (iv) all other sums of money and damages owing by Tenant to Landlord; and (v) reasonable attorneys' fees and court costs incurred. Past due rent shall bear interest from the date due until paid at the lesser of eighteen percent (18%) per annum or the maximum non-usurious interest rate permitted by law;

     c. Enter upon and take possession of the Premises as Tenant's agent and expel and remove Tenant and all occupants and all fixtures and personal property (not owned by Landlord) located on the Premises without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and Landlord may relet the Premises or any portion thereof as Tenant's agent and receive the rent therefor, in which event Tenant shall pay to Landlord on demand the reasonable costs of reletting the Premises and any deficiency that may arise by reason of such reletting; provided, however, that Landlord shall have no duty to relet the Premises and Landlord's failure to relet the Premises shall not release or affect Tenant's liability to pay rent hereunder or for damages; or

     d. Enter upon the Premises and change, alter and/or modify the door locks or other security devices on all entry doors and other areas of the Premises, thereby excluding Tenant and Tenant's officers, employees, agents, invitees, licensees and all other occupants therefrom. If Landlord elects to exclude Tenant from the Premises without permanently repossessing the Premises or terminating this Lease pursuant to the foregoing provisions of this Lease, then Landlord shall not be obligated to provide Tenant a key to re-enter the Premises until such time as all delinquent rental and other amounts due under this Lease have been paid in full and all other defaults, if any, have been completely cured to Landlord's reasonable satisfaction, and Landlord has been given assurance reasonably satisfactory to Landlord of Tenant's ability to satisfy its remaining obligations under this Lease. The foregoing provisions shall override and control any conflicting provisions of section 93.002 of the Texas Property Code, as well as any successor statute governing the right of a landlord to change the door locks of its commercial tenants.

     13.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion, but in no event more than ninety (90) days. If Landlord is in default hereunder, Tenant may terminate this Lease, and Tenant will have no further obligations hereunder.

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     14.  CONDEMNATION.  If, during the term of this Lease or any extension or renewal hereof, all or a substantial part of the Premises or the Building should be taken for any public or quasi-public use under any governmental law, ordinance, regulation or by right of eminent domain, or should be sold to the condemning authority under the threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective from the date of taking of the Premises or the Building by the condemning authority. If less than a substantial part of the Premises or the Building is taken for public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, Landlord, at its option, may by written notice terminate this Lease or shall forthwith, at its sole expense, restore and reconstruct the buildings and improvements (other than leasehold improvements made by Tenant or any assignee, sub-lessee or other occupant of the Premises) situated on the Premises and in the Building in order to make the same reasonably tenantable and suitable for the uses for which the Premises are leased hereunder. The rent payable hereunder during the unexpired portion of this Lease shall be adjusted equitably. Landlord and Tenant shall be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this Lease shall not affect the rights of the respective parties to such condemnation awards.

     15.  HAZARDOUS WASTE.

     15.1 Indemnification by Landlord. Landlord hereby represents and warrants to Tenant that Landlord has not caused or permitted any Hazardous Materials to be used, stored, generated, or disposed of on, in or about the Premises by Landlord, Landlord's agents, employees, contractors, or invitees prior to the date Tenant takes possession of the Premises. If Hazardous Materials have been used, stored, generated, or disposed of on, in or about the Premises by Landlord, or if the Premises become contaminated in any manner as a result of any actions taken by Landlord, Landlord shall indemnify and hold harmless the Tenant (and its agents, employees and assigns) for any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses arising during or after the Lease Term and arising as a result of any use, storage, generation or disposal of any Hazardous Material or any contamination by Landlord. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. If the Landlord causes or permits the presence of any Hazardous Material on the Premises that results in contamination, Landlord shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Material on the Premises. As used herein, "Hazardous Material" means (1) any "hazardous waste" as defined by any Governmental Law; (2) any "hazardous substance" as defined by any Governmental Law; (3) asbestos; (4) polychlorinated biphenyls; (5) underground storage tanks, whether empty, filled or partially filled with any substance; (6) any substance the presence of which on the Premises is prohibited by any Governmental Law; and (7) any other substance which by any Governmental Law requires special handling or notification of any federal, state or local

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governmental entity in its collection, storage , treatment or disposal.
"Governmental Law" shall mean all laws, ordinances, rules and regulations of the United States, the State of Texas, the county, the city or any other political subdivision, agency or instrumentality exercising jurisdiction over the Landlord, the Tenant or the Premises.

     15.2 Indemnification by Tenant. Tenant hereby represents and warrants to Landlord that Tenant shall not caused or permit any Hazardous Materials to be used, stored, generated, or disposed of on, in or about the Premises by Tenant, Tenant's agents, employees, subtenants, contractors, or invitees during the Term of this Lease. If Tenant permits Hazardous Materials to be used, stored, generated, or disposed of on, in or about the Premises, or if the Premises become contaminated in any manner as a result of any actions taken by Tenant, Tenant shall indemnify and hold harmless the Landlord (and its agents, employees and assigns) for any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses arising during or after the Lease Term and arising as a result of any use, storage, generation or disposal of any Hazardous Material or any contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. If the Tenant causes or permits the presence of any Hazardous Material on the Premises that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Material on the Premises.

     16. ESTOPPEL CERTIFICATE. Each of the parties hereto shall at any time, upon not less than ten (l0) days prior written notice from the other party, execute, acknowledge and deliver to such notifying party a statement in writing
(i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed, (iii) certifying to such additional matters pertaining to this Lease or any subleases as such notifying party may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or mortgagee of the Premises.

     17. TIME OF ESSENCE. Time is of the essence in the performance by Tenant of all of Tenant's obligations hereunder.

     18. NOTICE. Whenever in this Lease it shall be required that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and delivered personally or forwarded by certified or registered mail, postage prepaid, or by nationally recognized delivery service, addressed as follows:

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

     To the Landlord:  David M. Daniels
                       c/o North American Technologies Group, Inc.
                       4710 Bellaire Blvd., Suite 301
                       Bellaire, Texas 77401

     To the Tenant:    North American Technologies Group, Inc.
                       4710 Bellaire Blvd., Suite 301
                       Bellaire, Texas 77401
                          Attn: Tim Tarrillion, President

If personally delivered, the notice shall be deemed given upon delivery. If sent via overnight delivery service, the notice shall be deemed given upon deposit with the overnight delivery service. If sent via certified or registered mail, the notice shall be deemed given upon deposit in a proper U.S. Mail receptacle. Either party may change its address for notice by giving at least ten (10) days written notice thereof to the other party hereto.

     19. WAIVERS. No waiver by Landlord of any portion hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     20. HOLDING OVER. In the event of holding over by Tenant after the expiration or termination of this Lease, such holdover shall be as a Tenant-at-will, and all of the terms and provisions of this Lease shall be applicable during such period, and Tenant will vacate the Premises and deliver the same to Landlord upon Tenant's receipt of notice from Landlord to vacate the Premises. The rental payable during such holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as herein provided.

     21. SUBORDINATION. This Lease is subject and subordinate to any mortgages, deeds of trust or other security instruments, if any, which may now or hereafter encumber the Premises (including without limitation, any of the same relating to any equipment, fixtures, or any other assets constituting personal property therein) or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no additional instrument of subordination shall be necessary to evidence such subordination; provided, however, that each of Landlord and Tenant hereby agrees to promptly execute and deliver any reasonable instrument requested by the other party hereto to evidence such subordination. In the event of the enforcement by the trustee, beneficiary, secured party or lessor under any such mortgage, deed of trust, security instrument, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, attorn to such successor in interest without change in the terms or provisions of this Lease provided such

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

successor in interest agrees not to disturb Tenant's occupancy of the Premises so long as Tenant does not default hereunder.

     22. ATTORNEYS' FEES. If either party brings an action to enforce the terms hereof or declares rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonably attorneys' fees to be paid by the losing party as fixed by the court.

     23. LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders or tenants, and making such alterations, repairs, improvements or additions to the Premises as Landlord may deem reasonably necessary or desirable.

     24. TENANT'S SIGNAGE. Tenant shall have the right to install in the interior of the Building, and on the exterior of the Premises or the Building, at Tenant's sole cost and expense, Tenant's standard signage or such signage as is customary to the business operated by Tenant in the Premises.

     25. QUIET POSSESSION. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. Landlord agrees that Landlord will not cause the Tenant's access to the Premises to be impeded or change the Premises view to and from any adjoining streets.

     26. SEVERABILITY. Every agreement contained in this Lease is and shall be construed as a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be illegal, invalid or unenforceable, the remainder of this Lease or the application of such term to persons or circumstances other than those to which it is invalid or enforceable shall not be affected.

     27.  OPTIONS.

     27.1 Option to Renew Lease. Subject to Landlord's superior right to terminate this Lease as provided in the proviso of Section 3 hereof in the event of a sale of the Premises pursuant to a bona fide offer, Tenant shall have and may exercise an option to renew this Lease for one (1) additional period of twenty-four (24) months upon the same terms and conditions as contained in this Lease with the exception that this Lease shall not be further available for renewal. If Tenant desires to renew this Lease, Tenant must exercise its renewal option by notifying Landlord in writing of its election to renew this Lease before the date which is at least thirty (30) days prior to the expiration of the Term of this Lease.

     28. ENTIRE AGREEMENT; ASSIGNMENT. This Lease, including all exhibits hereto, (a) constitutes the entire agreement between the parties hereto with respect

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

to the Premises and its subject matter and supersedes all prior agreements and understandings, both oral or written, between said parties or either of them with respect to such subject matter, and (b) shall not be assigned by operation of law or otherwise without the express prior written consent of the other party hereto, except as provided in Section 13.1 hereof.

     29. BINDING EFFECT; BENEFIT. This Lease shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.
Nothing in this Lease is intended to confer on any person other than the parties to this Lease or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Lease.

     30. HEADINGS. The descriptive headings of the articles, sections, subsections, exhibits and schedules of this Lease are inserted for convenience only, do not constitute a part of this Lease and shall not affect in any way the meaning or interpretation of this Lease.

     31. COUNTERPARTS. This Lease may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     32. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     33. COURTS IN HARRIS COUNTY, TEXAS TO HAVE NON-EXCLUSIVE JURISDICTION. The parties agree that the federal and state courts located in Harris County, Texas shall have non-exclusive jurisdiction over an action brought to enforce the rights and obligations created in or arising from this Lease, and each of the parties hereto irrevocably submits to the jurisdiction of said courts. Notwithstanding the above, application may be made by a party to any court of competent jurisdiction wherever situated for enforcement of any judgment and entry of whatever orders are necessary for such enforcement.

     34. SEVERABILITY. If any term, provision, covenant or restriction of this Lease is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Lease shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     35. FURTHER ASSURANCES. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments, and take such actions as any other party hereto may reasonably request or as shall be reasonably necessary or appropriate in connection with the carrying out of such party's obligations hereunder or the purposes of this Lease.

     EXECUTED as of the date first set forth above.

                                         LANDLORD:

                                         /s/ David M. Daniels
                                         David M. Daniels


                                         NORTH AMERICAN TECHNOLOGIES
                                         GROUP, INC.

                                         By: /s/Tim Tarrillion
                                             Tim Tarrillion
                                             As Its Authorized President

Exhibit A   Description of Land and Adjacent Premises

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

                                   EXHIBIT A
                              DESCRIPTION OF LAND


Lots 4, 5 & 6
Block 35 of Kings Court
Location:  5717 Hogue Street
Houston, Harris County, Texas 77087



               DESCRIPTION OF LAND INVOLVED IN ADJACENT PREMISES



Lots 7 & 8
Block 35 of Kings Court
Location: 2 vacant lots between 5717 Hogue Street and 5727 Hogue Street Houston, Harris County, Texas 77087



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